Exhibit 99.1

Aspen Aerogels, Inc. Reports Second Quarter 2020 Financial Results

and Recent Business Developments

NORTHBOROUGH, Mass., July 30, 2020 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen”) today announced financial results for the second quarter and first half of 2020, which ended June 30, 2020, and discussed recent business developments.

Total revenue for the second quarter was $24.6 million compared to $29.5 million in the second quarter last year. Second quarter net loss was $5.7 million compared to a net loss of $5.3 million in the second quarter of 2019. Net loss per share for the second quarter was $0.21 compared to a net loss per share of $0.22 in the second quarter last year.

Total revenue for the first half was $53.1 million compared to $57.4 million in the first half last year. First half net loss was $8.9 million compared to a net loss of $11.3 million in the first half of 2019. Net loss per share for the first half was $0.34 compared to a net loss per share of $0.47 in the first half last year.

Adjusted EBITDA for the second quarter was $(2.1) million compared to $(1.7) million in the second quarter of 2019. Adjusted EBITDA for the first half was $(1.6) million compared to $(4.2) million in the first half of 2019. A reconciliation of non-GAAP Adjusted EBITDA to net loss is provided in the financial schedules that are part of this press release. An explanation of this non-GAAP financial measure is also included below under the heading “Non-GAAP Financial Measures.”

Recent Business Developments

“As expected, our second quarter revenue declined 17% due to a decrease in subsea project work and the impact of COVID-19 on our maintenance related business, most notably in the U.S. petrochemical and refinery market. We did, however, experience year-over-year growth in on-shore project work globally, led by continued strong demand in the LNG market. In addition, our initiatives to reduce compensation, discretionary expenses and bill of material costs offset most of the impact of the decrease in revenue. As a result, we experienced a relatively modest decrease in gross profit and Adjusted EBITDA and increase in net loss versus the second quarter of 2019,” said Don Young, President and CEO of Aspen.

“Importantly, we continued to make solid progress on our strategy to leverage our aerogel technology platform within the electric vehicle market. During the quarter, we achieved a number of cost and performance milestones in our development effort with SKC Co., Ltd. to optimize our proprietary carbon aerogels to improve lithium-ion batteries for electric vehicles. In addition, our work with several automotive OEMs to explore the role our silica aerogel materials can play in impeding thermal runaway in lithium-ion batteries appears increasingly promising. We received an initial order for our silica aerogel blankets for one of Asia’s largest electric vehicle producers for use as a thermal runaway mitigation solution. We also are responding to a “request for quote” for our PyroThinTM product for a leading North American electric vehicle manufacturer,” continued Mr. Young.

2020 Financial Outlook

Aspen issues a new 2020 full year outlook as follows:

•	Total revenue is expected to range between $104 million and $110 million
•	Net loss is expected to range between $17.7 million and $14.7 million
•	Adjusted EBITDA is expected to range between $(3.0) million and $0.0 million
•	Net loss per share is expected to range between $0.67 and $0.55

Aspen’s new 2020 outlook assumes depreciation and amortization of $10.5 million, stock-based compensation expense of $4.0 million, interest and other expense of $0.2 million, and weighted average shares outstanding of 26.3 million for the full year.

“In April 2020, we withdrew our prior 2020 financial outlook due to the general uncertainty in the markets for our products resulting from the COVID-19 pandemic and the potential impact of significant volatility in the global oil markets. Looking forward to the second half of 2020, we anticipate that contractor access issues at energy facilities will continue to reduce demand for our products during the COVID-19 pandemic. While risks and uncertainties remain, we currently expect that our second half revenue will fall roughly in line with first half actuals with some potential for project-related upside. Accordingly, we expect to experience a year-over-year decrease in revenue, increase in net loss and a decrease in Adjusted EBITDA during the second half of the year,” stated Mr. Young.

“However, we are confident that Aspen’s underlying business fundamentals and operational effectiveness are strong. We also remain committed to fully implementing our strategy. We intend to complete our planned R&D investments, advance our electric vehicle programs with the support of our partners, and implement our bill of material cost initiatives to continue to improve our profit potential,” said Mr. Young.

“We will also continue to monitor all aspects of our business to position Aspen Aerogels to successfully execute its strategy. We remain confident that the actions we’ve taken during 2020 both to reduce expenses and to bolster our financial resources will position us to navigate through the current challenging environment and to thrive when business conditions improve,” concluded Mr. Young.

Conference Call Notification

A conference call with Aspen management to discuss second quarter and first half 2020 results and recent business developments will be held at 5:00 pm EDT on July 30, 2020. During the call, management will respond to questions concerning, but not limited to, Aspen’s financial performance, business conditions and industry outlook. Management’s discussion and responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen’s website, www.aerogel.com. In addition, shareholders and other interested parties may call 833-968-2230 (toll free, U.S. & Canada only) or +1 778-560-2694 (international) and reference conference ID “4492975” to participate in the conference call.

Following the live event, an archived version of the webcast will be available on Aspen’s website for convenient on-demand replay for at least a year.

A copy of this press release is posted in the Investors section on Aspen’s website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measure included in this press release is Adjusted EBITDA. Management uses non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen’s core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen’s annual operating budget, (ii) to allocate resources to enhance the financial performance of its business, and (iii) as a performance measure under its bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen’s ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen’s GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen’s financial results presented in accordance with GAAP. In this press release, Aspen has provided a reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

About Aspen Aerogels, Inc.

Aspen is the global leader in aerogel technology. The company’s mission is to enable its customers and partners to achieve their own objectives around the global megatrends of resource efficiency and sustainability. Aspen’s Cryogel® and Pyrogel® products are valued by the world’s largest energy infrastructure companies. Aspen’s Spaceloft® products provide building owners with industry-leading energy efficiency including options for a safe, non-combustible fire rating. The company’s strategy is to partner with world-class industry leaders to leverage its aerogel technology platform into additional markets. Headquartered in Northborough, Mass., Aspen manufactures its products at its East Providence, R.I. facility. For more information, please visit www.aerogel.com

Investor Relations Contact

John F. Fairbanks

Chief Financial Officer

Phone: (508) 691-1150

jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release and any related discussion contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen’s 2020 financial outlook. These statements are not historical facts but rather are based on Aspen’s current expectations, estimates and projections regarding Aspen's business, operations and other factors relating thereto, including with respect to Aspen’s 2020 financial outlook. Words such as "may," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expects," "intends," "plans," "projects," "believes," "estimates," "outlook," “assumes,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen’s expectations about revenue, costs, expenses, profitability, gross margin, net loss, Adjusted EBITDA and related variations, decreases, improvements, records, timing or trends; beliefs about the general strength or health of Aspen’s business; beliefs about current or future trends in the energy, energy infrastructure, petrochemical, refinery, building materials, LNG, subsea, core, adjacent, U.S., North American, Asian, European, South American, Middle Eastern or other markets and the impact of these trends on Aspen’s business; beliefs about volume, timing, pipeline or trends of subsea, on-shore, LNG or other projects, including the PTT LNG Nong Fab receiving terminal project, and their impact on Aspen’s business; beliefs about maintenance related business, including in the U.S. petrochemical and refinery market or other markets, and its impact on Aspen’s business; beliefs about the impact of pricing actions, cost reduction initiatives and the economics of Aspen’s business; beliefs about Aspen’s strategic initiatives and implementation; beliefs about Aspen’s R&D investments; beliefs about the potential to develop new market opportunities from Aspen’s aerogel technology platform; beliefs about the potential of new aerogel products, technologies, businesses and partnerships, beliefs about the role of our technology and partnership opportunities in the battery materials or electric vehicle markets; beliefs about Aspen’s relationships with SKC Co., Ltd., Evonik Industries AG, or other partners including the potential for activities associated with evaluation agreements to lead to any development, commercial or other arrangements with SKC Co., Ltd., Evonik Industries or other companies, or to accelerate the development of new product opportunities in the battery materials or electric vehicle markets; beliefs about Aspen’s engagement with automotive OEMs, including the potential for the development of commercial opportunities related to the management of thermal runaway in lithium-ion batteries in electric vehicles; beliefs about Aspen’s ability to respond to a request for quote for thermal runaway mitigation products, including the potential for such quoting activity to lead to commercial orders and revenue; beliefs about the productivity, efficiency, effectiveness or output of Aspen’s manufacturing operations; beliefs about Aspen’s supply chain including raw materials availability and costs; beliefs about Aspen’s ability to produce and deliver products to customers; beliefs about the COVID-19 pandemic its impact on Aspen’s operating performance; beliefs about the sufficiency of Aspen’s financial resources and liquidity; beliefs about Aspen’s ability to execute its strategy; future operating performance on an annual or other basis; and accounting and other assumptions involved in arriving at the expectations. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: an inability to create new product, partnership and market opportunities; any sustained downturn in the energy industry or energy prices; any sustained downturn in the petrochemical, refinery, building materials, subsea, LNG, core, adjacent, U.S., North American, Asian, European, South American, Middle Eastern or other market due to the coronavirus pandemic, COVID-19 or any other factor; any failure to sustain project-based demand in the subsea, LNG, on-shore or other markets; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located, including due to the coronavirus pandemic, COVID-19 or any other factor; the failure to receive all regulatory or other approvals required to operate, maintain or expand our facilities; any failure of demand for Aspen’s products; any failure to achieve expected price increases or average selling prices for Aspen’s products; any significant increase in the cost of raw materials, utilities or any other manufacturing consumable; the failure to mitigate the impact of any significant increase in the cost of raw materials, utilities or other manufacturing consumable; shortages of raw materials, utilities or any other manufacturing consumable due to the coronavirus pandemic, COVID-19 or any other factor; the failure to generate sufficient operating cash flow or to obtain significant additional capital to pursue Aspen’s strategy; the failure of Aspen’s products to become widely adopted; the competition Aspen faces in its business; any failure to enforce any of Aspen’s patents; any failure to protect or expand Aspen’s aerogel technology platform; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to continue to pursue Aspen’s new business, technology, patent enforcement, or patent defense strategy; any failure of Aspen’s products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and filed with the Securities and Exchange Commission (“SEC”) on March 6, 2020, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release. Aspen does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and in thousands)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$13,359	$3,633
Accounts receivable, net	19,168	32,254
Inventories	9,452	8,768
Prepaid expenses and other current assets	1,391	1,114
Total current assets	43,370	45,769
Property, plant and equipment, net	50,132	53,617
Operating lease right-of-use assets	3,949	4,032
Other long-term assets	94	84
Total assets	$97,545	$103,502
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,713	$12,596
Accrued expenses	4,092	8,057
Revolving line of credit	—	3,123
Deferred revenue	3,412	5,620
Operating lease liabilities	1,091	1,038
Total current liabilities	13,308	30,434
Prepayment liability	9,676	9,786
Long-term debt	3,661	—
Operating lease liabilities long-term	4,091	4,292
Other long-term liabilities	278	—
Total liabilities	31,014	44,512
Stockholders’ equity:
Total stockholders’ equity	66,531	58,990
Total liabilities and stockholders’ equity	$97,545	$103,502

ASPEN AEROGELS, INC.

Consolidated Statements of Operations

(Unaudited and in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Product	$24,526	$28,908	$52,833	$55,693
Research services	115	625	227	1,752
Total revenue	24,641	29,533	53,060	57,445
Cost of revenue:
Product	21,761	25,715	44,160	49,193
Research services	29	304	69	1,020
Gross profit	2,851	3,514	8,831	7,232
Operating expenses:
Research and development	2,121	1,868	4,348	3,796
Sales and marketing	2,972	3,509	6,296	7,020
General and administrative	3,406	3,352	6,921	7,592
Total operating expenses	8,499	8,729	17,565	18,408
Loss from operations	(5,648)	(5,215)	(8,734)	(11,176)
Interest expense, net	(50)	(103)	(133)	(144)
Total interest expense, net	(50)	(103)	(133)	(144)
Net loss	$(5,698)	$(5,318)	$(8,867)	$(11,320)
Net loss per share:
Basic and diluted	$(0.21)	$(0.22)	$(0.34)	$(0.47)
Weighted-average common shares outstanding:
Basic and diluted	26,521,861	24,118,620	25,858,076	24,025,136

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(In thousands)

Product shipments in square feet	7,317	8,421	15,842	17,106

Reconciliation of Non-GAAP Financial Measures

The following tables presents a reconciliation of the non-GAAP financial measure included in this press release to the most directly comparable GAAP measure:

Reconciliation of Adjusted EBITDA to Net Income (Loss)

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, which occur from time to time and which we do not believe are indicative of our core operating performance.

For the three and six months ended June 30, 2020 and 2019:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
	(In thousands)
Net loss	$(5,698)	$(5,318)	$(8,867)	$(11,320)
Depreciation and amortization	2,562	2,565	5,125	5,097
Stock-based compensation	1,007	996	1,999	1,874
Interest expense, net	50	103	133	144
Adjusted EBITDA	$(2,079)	$(1,654)	$(1,610)	$(4,205)

For the 2020 full year financial outlook:

	Year Ending
	December 31, 2020
	Low	High
	(In thousands)
Net loss	$(17,700)	$(14,700)
Depreciation and amortization	10,500	10,500
Stock-based compensation	4,000	4,000
Interest expense, net	200	200
Adjusted EBITDA	$(3,000)	$—